UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In connection with the offering of common shares of Genpact Limited (the “Company”) by certain selling shareholders of the Company, the Company filed a prospectus supplement on March 15, 2010 (the “Prospectus Supplement”). The Prospectus Supplement sets forth the following disclosure under the heading “Recent Developments”:

For the quarter ending March 31, 2010, we anticipate revenue of between $285 million and $290 million and adjusted operating income margin of between 15.0% and 15.5% without inclusion of estimated expenses of this offering (in each case, unaudited). As previously announced, we anticipate fiscal 2010 revenue growth of 14% to 17% and adjusted operating income margin of 17% to 18% and we continue to do so. The quarter ending March 31, 2010 and 2010 fiscal year are not yet complete, and the revenue and adjusted operating income margin for the quarter ending March 31, 2010 and 2010 fiscal year set forth above are preliminary, based on information available to us as of the date of this prospectus supplement. Our independent public accountants have not audited, reviewed or performed any procedures with respect to such anticipated revenue and adjusted operating income margin and accordingly do not express an opinion or any other form of assurance with respect thereto. Consistent with our past practice, we do not currently intend to provide quarterly guidance in the future.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: March 15, 2010	By:	/S/ VICTOR GUAGLIANONE
	Name:	Victor Guaglianone
	Title:	Senior Vice President and General Counsel